UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, Par Value $0.01	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of National Bank Holdings Corporation (the “Company”) held on May 7, 2026 (the “Annual Meeting”), the shareholders approved the National Bank Holdings Corporation 2023 Omnibus Incentive Plan, as Amended and Restated May 7, 2026 (the “Omnibus Plan”).

The terms of the Omnibus Plan are materially unchanged from those previously approved by the shareholders, other than (i) an increase in the total number of shares of Class A common stock, $0.01 par value per share, of the Company reserved and authorized for awards under the Omnibus Plan to 2,525,000 shares; and (ii) a prohibition on the recycling of shares tendered or withheld to pay the exercise price or to satisfy tax withholdings for any awards or shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award.  For a description of the terms and conditions of the Omnibus Plan, see “Proposal 4 -  Amended and Restated 2023 Omnibus Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2026, which is incorporated herein by reference.   Such summary of the  Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s shareholders considered and voted on four proposals that were described in detail in the 2026 Proxy Statement.  The final voting results are as follows:

Proposal 1: Each of the ten director nominees were elected to the Board, to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Clermont	35,609,470	1,526,532	1,248,128
Robert E. Dean	35,580,585	1,555,417	1,248,128
Robin A. Doyle	36,996,280	139,722	1,248,128
Alka Gupta	36,986,988	149,014	1,248,128
Fred J. Joseph	36,115,266	1,020,736	1,248,128
G. Timothy Laney	36,420,382	715,620	1,248,128
Kirk A. McLaughlin	37,040,256	95,746	1,248,128
Patrick G. Sobers	36,553,935	582,067	1,248,128
Micho F. Spring	35,847,460	1,288,542	1,248,128
Art Zeile	36,810,338	325,664	1,248,128

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, based upon the following votes:

For	Against	Abstain
38,186,525	197,009	596

Proposal 3: The shareholders approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
34,868,918	1,583,310	683,774	1,248,128

Proposal 4: The shareholders approved the Amended and Restated National Bank Holdings Corporation 2023 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
34,693,675	1,757,113	685,214	1,248,128

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	National Bank Holdings Corporation 2023 Omnibus Incentive Plan, as Amended and Restated May 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

	By:	/s/ Angela N. Petrucci
		Name:	Angela N. Petrucci
		Title:	Chief Administrative Officer & General Counsel

Date: May 12, 2026